UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2022

Aspen Aerogels, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36481	04-3559972
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

30 Forbes Road, Building B, Northborough, MA		01532
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (508) 691-1111

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	ASPN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company                ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Definitive Agreement.

Inducement Agreement & Memorandum of Understanding

On February 17, 2022, Aspen Aerogels Georgia, LLC (a wholly owned subsidiary of Aspen Aerogels, Inc.) (collectively and individually the "Company") entered into an Inducement Agreement with the Development Authority of Bulloch County (the "Development Authority"), the City of Statesboro, and Bulloch County, Georgia  (collectively, the "Local Governmental Entities").  Separately, and concurrently, the Company entered into a Memorandum of Understanding (the “MOU”) with the Georgia Department of Economic Development (the “GDEcD”). Pursuant to both the Inducement Agreement and the MOU, the Local Governmental Entities and the GDEcD will provide various incentives to induce the Company to invest $325,000,000 in constructing and equipping a facility to produce aerogel-based products in Bulloch County, Georgia and to create 250 full-time jobs (the "Project").

In addition to the statutory incentives for economic development provided by the State of Georgia, incentives afforded by the Local Governmental Entities to the Company include, but are not limited to, property tax reductions and utility and site infrastructural improvements for the Project, and application for, and use of proceeds of, a certain grant by the Local Governmental Entities. Additionally, the Development Authority, with assistance from the GDEcD, will also apply for a grant, the proceeds of which shall be used by the Company for certain equipment in connection with the Project.  The Development Authority will also lease to the Company the 90-acre property on which the Project is located (the "Project Site") for a term of 5 years, with an option to renew for an additional 5 years, in consideration for the payment of nominal rent, and grant to the Company an option to purchase the Project Site upon the expiration or sooner termination of the lease for a purchase price of $10.00.

PILOT Agreement and Performance and Accountability Agreement

Contemporaneously and in connection with the execution of the Inducement Agreement, (i) the Company and the Local Governmental Entities entered into a PILOT Agreement, which sets forth the rights and obligations of the Company with respect to the incentives received pursuant to the Inducement Agreement and (ii) the Company, the Development Authority and the GDEcD entered into a Performance and Accountability Agreement which provides for a grant of $1,000,000 to be made to the Development Authority to be used to assist the Company in implementing the Project.

Pursuant to the PILOT Agreement and the Performance and Accountability Agreement, in the event that the Company fails to meet at least 80% of the investment and job creation goals, as determined in the manner provided in the respective agreements, within 36 months following the earlier to occur of (i) the completion and issuance of the certificate of occupancy with respect to the Project or (ii) December 31, 2024 (the "Commencement Date"), the Company may be required to repay portions of the property tax savings, the grant to the Development Authority and other incentives. The PILOT Agreement also requires that the Company maintain its achievement of at least 80% of the investment and job creation goals for a period of 60 months from the Commencement Date, as determined in the manner provided in the PILOT Agreement.

The foregoing descriptions of the Inducement Agreement, the Memorandum of Understanding, the PILOT Agreement and the Performance and Accountability Agreement (together, the “Agreements”) are qualified in their entirety by reference to the full text of the Agreements, copies of which will be attached as exhibits to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending March 31, 2022.

Item 8.01 Other Events.

On February 17, 2022, the Company issued a press release regarding the planned manufacturing facility in Georgia. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release issued by Aspen Aerogels, Inc. on February 17, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

The press release may contain hypertext links to information on our website. The information on our website is not incorporated by reference into this Current Report on Form 8-K and does not constitute a part of this Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Aspen Aerogels, Inc.

Date: February 17, 2022	By:	/s/ John F. Fairbanks
	Name:	John F. Fairbanks
	Title:	Vice President, Chief Financial Officer and Treasurer